As filed with the Securities and Exchange Commission on January 25, 2012

Reg. No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
____________________________
RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	33-0442860
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
900 East Hamilton Ave, Suite 400
Campbell, CA 95008
(Address of principal executive offices)(Zip Code)
____________________________
RAINMAKER SYSTEMS, INC. 2003 STOCK INCENTIVE PLAN
(Full title of the Plan)
____________________________
Michael Silton
Chief Executive Officer
RAINMAKER SYSTEMS, INC.
900 East Hamilton Avenue, Suite 400
Campbell, CA 95008
(Name and address of agent for service)
(408) 626-3800
(Telephone number, including area code, of agent for service)
____________________________
Copies to:
David Dedyo, Esquire
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
(650) 320-1800
____________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Rainmaker Systems, Inc. 2003 Stock Incentive Plan Common Stock, $0.001 par value	1,000,000 shares	$0.82	$820,000	$93.97

(1)
Represents additional shares issuable under the Registrant's 2003 Stock Incentive Plan by reason of the automatic share increase provision of this plan. This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Registrant's 2003 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the “Securities Act”), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on January 20, 2012 as reported by the Nasdaq Capital Market.

The Exhibit Index for this Registration Statement is at page 5.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
Rainmaker Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 4, 2011;

•
The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the Commission on May 16, 2011, August 15, 2011 and November 14, 2011, respectively;

•
The Registrant's Current Reports on Form 8-K, filed with the Commission on February 15, 2011, March 22, 2011, April 6, 2011, May 20, 2011, June 16, 2011, June 23, 2011, August 3, 2011, November 10, 2011, November 14, 2011 (reporting under Items 3.01 and 5.02), December 6, 2011 and January 17, 2012;

•
The Registrant's Registration Statement No. 000-28009 on Form 8-A12G filed with the Commission on November 9, 1999, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, including any amendments or reports filed for the purpose of updating this description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers
Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's certificate of incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The bylaws provide that Registrant will indemnify its directors and officers to the fullest extent permitted by law and require Registrant to advance litigation expenses upon receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Registrant's bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Registrant also has directors' and officers' liability insurance. In addition, Registrant has entered into agreements to indemnify its directors and certain officers, in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify the directors and certain officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant, on account of services by that person as a director or officer of Registrant or of any subsidiary of Registrant, or as a director or officer of any other company or enterprise that the person provides services to at Registrant's request.
Registrant's certificate of incorporation provides that, pursuant to Delaware law, the directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to Registrant or its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits
See the attached Exhibit Index at page 5, which is incorporated herein by reference.

Item 9.	Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 25th day of January 2012.

RAINMAKER SYSTEMS, INC.

By:	/S/ MICHAEL SILTON
Michael Silton
Chief Executive Officer and Chairman
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of Rainmaker Systems, Inc., a Delaware corporation, do hereby constitute and appoint Michael Silton his lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL SILTON	Chief Executive Officer (Principal Executive Officer) and Chairman	January 25, 2012
Michael Silton

/S/ TIMOTHY BURNS	Chief Financial Officer (Principal Accounting Officer)	January 25, 2012
Timothy Burns

/S/ GARY BRIGGS	Lead Independent Director	January 25, 2012
Gary Briggs

/S/ MITCHELL LEVY	Director	January 25, 2012
Mitchell Levy

/S/ BRADFORD PEPPARD	Director	January 25, 2012
Bradford Peppard

/S/ CHUCK GEIGER	Director	January 25, 2012
Chuck Geiger

ITEM 8.    EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of Rainmaker Systems, Inc. (1)

4.2	Bylaws of Rainmaker Systems, Inc. (2)

4.3	Specimen certificate representing shares of common stock of Rainmaker Systems, Inc. (3)

5	Opinion of Paul Hastings LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP. (included in Exhibit 5)

24	Power of Attorney (included in Part II of this Registration Statement).

99.1	Rainmaker Systems, Inc. 2003 Stock Incentive Plan. (4)
____________________________

(1)	Incorporated by reference to Exhibit A of the Definitive Proxy Statement on Schedule 14A filed by Rainmaker on April 21, 2006.
(2)	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A filed by Rainmaker on October 22, 1999 (Reg. No. 333-86445).
(3)	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed by Rainmaker on October 22, 1999 (Reg. No. 333-86445).
(4)	Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Rainmaker on May 21, 2008.